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TELEDYNE TECHNOLOGIES INCORPORATED

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Definitive Additional Materials dated March 21, 2011

2011 Annual Meeting of Stockholders
April 27, 2011, 9:00 am (Pacific Time)
Teledyne Technologies Incorporated
1049 Camino Dos Rios
Thousand Oaks, CA 91360

In response to a comment of a proxy advisory firm, Teledyne Technologies Incorporated (“Teledyne” or the “Company”) is providing the following additional information in regard to our Personnel and Compensation Committee’s determination of 2010 Annual Incentive Plan (“AIP”) awards to its named executives, as set forth on pages 29 through 32 of our Compensation Discussion and Analysis disclosure included in our 2011 Annual Meeting Proxy Statement dated March 8, 2011 (the “Proxy Statement”). As disclosed on page 31 of the Proxy Statement and in our 2010 Annual Report on Form 10-K, Teledyne reclassified its business segments effective January 2, 2011. Notwithstanding this reclassification, the segment portion of the AIP awards for 2010 for Aldo Pichelli and Rex D. Geveden were determined based on the performance of their former segments without regard to such reclassification. Consequently, the information below speaks to and includes the results of our former segments, including our former Energy and Power Systems segment and our former Aerospace Engines and Components segment (which is a now a discontinued operation in light of its previously disclosed pending divestiture).

At the time the Personnel and Compensation Committee (the “Committee”) determined awards for 2010 performance, 2010 operating profit at the corporate level was 118.0% of the 2010 business plan target of $176.0 million, 2010 revenue was 103.4% of the 2010 business plan target of $1,711.6 billion and 2010 accounts receivable and inventory as a percentage of revenue was 103.5% of the 2010 business plan target of 24.7%. For purposes of determining operating profit and revenue for the AIP, we excluded the results from acquisitions made in the 2010 fiscal year as well as certain one-time events, including acquisition expenses, and we made adjustments for intercompany sales and tax credit transactions.

For 2010, operating profit at our then Electronics and Communications segment, of which Mr. Pichelli had been the President and Chief Operating Officer, was 102.0% of the 2010 business plan target of $175.9 million, revenue was 102.0% of the 2010 business plan target of $1,265.8 billion and accounts receivable and inventory as a percentage of revenue was 99.3% of the 2010 business plan target of 26.6%.

For 2010, operating profit at our then Engineered Systems segment, of which Mr. Geveden had been the President, was 94.6% of the 2010 business plan target of $27.6 million, revenue was 95.1% of the 2010 business plan target of $289.4 million and accounts receivable and inventory as a percentage of revenue was 118.5% of the 2010 business plan target of 7.7%. For 2010, operating profit at our then Energy and Power Systems segment, of which Mr. Geveden had also been President, was 83.8% of the 2010 business plan target of $6.8 million, revenue was 107.0% of the 2010 business plan target of $64.8 million and accounts receivable and inventory as a percentage of revenue was 141.3% of the 2010 business plan target of 16.0%.